UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 11, 2022

ASIAFIN HOLDINGS CORP

(Exact name of registrant issuer as specified in its charter)

Nevada	333-230479	37-1950147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 30.02, 30th Floor, Menara KH (Promet),

Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 21487170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
Accelerated filer	☐
Smaller reporting company	☒
Emerging growth company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☒ Yes ☐ No

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	-	The OCT Market – Pink Sheets

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2022, Board of Director of AsiaFIN Holdings Corp, a Nevada corporation (the “Company”), approved a change in the Company’s fiscal year end from August 31 to December 31. As a result of this change, the Company will file an annual report of Form 10-KT that will cover four-month transition period from September 1, 2021 through December 31, 2021. Following the filing of the Form 10-KT for the four-month transition period ended December 31,2021, the Company will commence reporting on a calendar year schedule with financial results of the quarter ended March 31, 2022, reported on a Quarterly Report on Form 10-Q in May 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaFIN Holdings Corp
(Name of Registrant)

Date: February 14, 2022	By:	/s/ WONG KAI CHEONG
WONG KAI CHEONG
Chief Executive Officer,
President, Director, Secretary, Treasurer

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